Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of June 10, 2014 (this “Agreement”), is entered into by and among BioFuel Energy Corp., a Delaware corporation (“Company”), and the stockholders of the Company listed on Schedule A hereto (each, a “Stockholder” and collectively, the “Stockholders”). Capitalized terms used herein but not defined shall have the meanings given to them in the Transaction Agreement (as defined below).

RECITALS:

WHEREAS, the Company and the other parties named therein are concurrently herewith entering into a Transaction Agreement (as may be amended, supplemented or otherwise modified, the “Transaction Agreement”);

WHEREAS, as of the date hereof, each Stockholder Beneficially Owns the Stockholder Existing Shares (each such term as hereinafter defined); and

WHEREAS, as a condition to the willingness of and material inducement to the Company to enter into the Transaction Agreement and to consummate the Transactions, each Stockholder has agreed to enter into this Agreement, pursuant to which such Stockholder is agreeing, among other things, to vote or cause to be voted all of the Securities (as hereinafter defined) it Beneficially Owns in accordance with the terms of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.               Certain Definitions. For purposes of this Agreement:

(a)           “Beneficially Own” or “Beneficial Ownership” with respect to any securities means having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)           “Company Shares” means, collectively, the shares of common stock, par value $0.01 per share, of the Company and the Class B common stock, par value $0.01 per share, of the Company.

(c)           “Securities” means the Stockholder Existing Shares together with any Company Shares and other securities of the Company which the Stockholder and/or any of its controlled Affiliates acquires Beneficial Ownership of after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

(d)           “Stockholder Existing Shares” means the Company Shares as set forth on Schedule A hereto. In the event of a stock dividend or distribution, or any change in the Company Shares by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Stockholder Existing Shares” will be deemed to refer to and include all such stock dividends and distributions and any shares into which or for which any or all of the Stockholder Existing Shares may be changed or exchanged as well as the Stockholder Existing Shares that remain.

Section 2.              Representations and Warranties of Stockholder. Each Stockholder, severally and not jointly and severally, hereby represents and warrants to the Company as follows:

(a)           Ownership of Company Shares. As of the date hereof and at all times prior to the termination of this Agreement, such Stockholder Beneficially Owns (and will Beneficially Own, unless any Stockholder Existing Shares are transferred pursuant to Section 6(a) hereof) the Stockholder Existing Shares set forth opposite such Stockholder’s name on Schedule A. Such Stockholder’s investment manager, has and will have at all times through the termination of this Agreement, voting power, power of disposition, power to issue instructions with respect to the matters set forth in Section 7 hereof, and power to agree to all of the matters set forth in this Agreement, in each case with respect to the Stockholder Existing Shares set forth opposite such Stockholder’s name on Schedule A, with no limitations, qualifications or restrictions on such power, subject to applicable securities laws and the terms of this Agreement. As of the date hereof, neither such Stockholder nor any of its Affiliates Beneficially Owns any Securities other than the Company Shares listed on Schedule A.  None of the Stockholder Existing Shares of such Stockholder is the subject of any commitment, undertaking or agreement, contingent or otherwise, the terms of which relate to or could give rise to the transfer of any Stockholder Existing Shares or would affect in any way the ability of such Stockholder to perform its obligations as set out in this Agreement. Such Stockholder has not appointed or granted any proxy inconsistent with this Agreement with respect to the Securities Beneficially Owned by such Stockholder.

(b)           Authority. Such Stockholder’s investment manager has the requisite power to agree to all of the matters set forth in this Agreement with respect to the Securities such Stockholder Beneficially Owns and the full authority to vote, transfer and hold all the Securities such Stockholder Beneficially Owns, subject to applicable securities laws and the terms of this Agreement.

(c)           Power; Binding Agreement. Such Stockholder has the legal capacity and authority to enter into this Agreement and to perform all of such Stockholder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(d)           No Conflicts. None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of any of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof (i) conflicts with, or results in any breach of, any provision of the certificate of incorporation and the bylaws or comparable organizational documents of such Stockholder, (ii) violates any order, writ, injunction, decree, judgment, or Law applicable to such Stockholder or any of such Stockholder’s properties or assets, (iii) results in or constitutes (with or without notice or lapse of time or both) any breach of or default under, or results in the creation of any Lien (as defined below) on, such Stockholder or any of the Securities of such Stockholder, including pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which the Securities of such Stockholder are bound or (iv) except for the requirements of the Exchange Act, requires any filing with, or permit, authorization, consent or approval of, any Governmental Authority. There is no beneficiary, trustee or holder of a voting trust certificate or other interest in such Stockholder whose consent is required for the execution and delivery of this Agreement or the performance by such Stockholder of the obligations hereunder.

(e)           No Liens. Except as permitted by this Agreement, such Stockholder Existing Shares are now and at all times during the term hereof will be, and the Securities will be, held by such Stockholder, free and clear of all liens, proxies, powers of attorney, voting trusts and voting agreements and arrangements (collectively, “Liens”), except for any such Liens arising hereunder, under applicable federal and state securities Laws and/or any Liens that are not material to the performance of any of such Stockholder’s obligations under this Agreement by such Stockholder.

(f)           No Litigation. There is no Action outstanding, pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or the Securities of such Stockholder at law or in equity before or by any Governmental Authority or any other person that could reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder on a timely basis.

Section 3.              Representations and Warranties of the Company. The Company hereby represents to each Stockholder as follows:

(a)           Power; Binding Agreement. The Company has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)           No Conflicts. None of the execution and delivery of this Agreement by the Company, the consummation by the Company of any of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof (i) conflicts with, or results in any breach of, any provision of the certificate of incorporation or by-laws of the Company, (ii) violates any order, writ, injunction, decree, judgment, or Law applicable to the Company, any of its subsidiaries or any of their respective properties or assets or (iii) except for the requirements of the Exchange Act, requires any filing with, or permit, authorization, consent or approval of, any Governmental Authority, except in the case of clauses (ii) and (iii) where such violations or failures to make or obtain any filing with, or permit, authorization, consent or approval of, any Governmental Authority would not, individually or in the aggregate, materially impair the ability of the Company to perform this Agreement.

Section 4.              Disclosure. Each Stockholder (a) consents to and authorizes the publication and disclosure by the Company of such Stockholder’s identity and ownership of the Securities and the existence and terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, in any press release, any Current Report on Form 8-K, the Proxy Statement, the Registration Statement and any other disclosure document in connection with the Transaction Agreement and any filings with or notices to any Governmental Authority in connection with the Transaction Agreement (or the transactions contemplated thereby); provided, that the Company shall provide the Stockholders with the opportunity to review and comment upon such publication or disclosure prior to its release and (b) agrees promptly to give to the Company any information about such Stockholder it may reasonably request for the preparation of any such documents. The Company hereby consents to and authorizes the publication and disclosure by the Stockholders of the existence and terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that any Stockholder reasonably determines in its good faith judgment is required to be disclosed by Law, including in any Schedule 13D/A filing or any filing pursuant to the HSR Act.

Section 5.              Additional Securities. Each Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the earlier of the Closing or the date the Transaction Agreement is terminated in accordance with its terms, such Stockholder shall not acquire, directly or indirectly, any additional Securities other than in connection with the Rights Offering (solely for up to its pro rata share of the Common Stock), the Common Stock Issuance or the LLC Unit Conversion (including pursuant to Section 9(b) hereof).

Section 6.              Transfer and Other Restrictions. Prior to the termination of this Agreement, each Stockholder, severally and not jointly and severally, hereby irrevocably and unconditionally agrees not to, and to cause each of its controlled Affiliates not to, directly or indirectly:

(a)           offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (including by merger or otherwise by operation of law), or enter into a loan of (collectively, “transfer”), any or all of the Securities it Beneficially Owns or any interest therein, except (i) as provided in Section 2(e) hereof or (ii) transfers of Securities it Beneficially Owns to an Affiliate; provided that such Affiliate shall have: (A) executed a counterpart of this Agreement and (B) agreed in writing to hold such Securities (or interest in such Securities) subject to all of the terms and provisions of this Agreement;

(b)           grant any proxy or power of attorney with respect to any of the Securities it Beneficially Owns, or deposit any of the Securities it Beneficially Owns into a voting trust or enter into a voting agreement or arrangement with respect to any such Securities except as provided in this Agreement or any proxy or power of attorney granted in favor of its investment manager on terms not inconsistent with the terms of this Agreement; or

(c)           take any other action that would prevent or materially impair the Stockholder from performing any of its obligations under this Agreement or that would make any representation or warranty of such Stockholder hereunder untrue or have the effect of preventing or materially impairing the performance by the Stockholder of any of its obligations under this Agreement.

Any purported transfer in violation of this Section 6 shall be null and void.

Section 7.              Voting of the Company Shares. Each Stockholder hereby irrevocably and unconditionally agrees that, during the period commencing on the date hereof and continuing until termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Company Shares, however called, each Stockholder and each of its controlled Affiliates that acquires Beneficial Ownership of any Securities will appear at such meeting or otherwise cause the Securities to be counted as present thereat for purposes of establishing a quorum, and will vote (or cause to be voted) the Securities (a) in favor of (i) the approval of the Transaction Agreement, the Transactions and the various elements thereof, the Charter Amendment, and any other action required in furtherance thereof or necessary for the consummation of the Transactions and (ii) any proposal or recommendation by the Buyer Board or the Special Committee to adjourn or postpone the meeting for any reason, including to solicit additional votes and (b) against any action or agreement that would (i) result in a breach of any covenant, representation or warranty or any other obligation of the Company contained in the Transaction Agreement or (ii) be reasonably likely to impede, interfere with, materially delay, frustrate the purposes of or prevent the Transactions.

Section 8.              Proxy Card. Each Stockholder hereby IRREVOCABLY appoints the Company and any designee thereof as its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy or written consent, if applicable) the Securities in accordance with Section 7 at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, at which any of the matters described in Section 7 is to be considered. Each Stockholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of such Stockholder’s Securities, if any, are not irrevocable and such Stockholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Securities. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. THE PROXY AND POWER OF ATTORNEY SET FORTH IN THIS SECTION 8 ARE IRREVOCABLE AND COUPLED WITH AN INTEREST.  The proxy and power of attorney set forth in this Section 8 shall automatically terminate upon the termination of this Agreement.

Section 9.              Rights Offering; LLC Unit Conversion.

(a)          Each Stockholder acknowledges that the Company intends to conduct a rights offering for shares of its Common Stock in connection with the Acquisition (the “Rights Offering”) and that the LLC does not intend to conduct an economically equivalent offering, private placement or similar transaction with respect to LLC Units. Subject to the terms hereof, including the obligations of the Company pursuant to Section 9(b), each Stockholder hereby waives any right or claim it may have as a beneficial owner of LLC Units to participate in the Rights Offering with respect to such LLC Units and agrees that neither the Company nor the LLC shall have any liability (whether direct or indirect) to it in respect of any dilution it may experience as a beneficial owner of LLC Units as a result of the Rights Offering.  Notwithstanding the foregoing, nothing in this Agreement shall prevent any Stockholder from participating in the Rights Offering with respect to Common Stock Beneficially Owned by such Stockholder including Common Stock Beneficially Owned by such Stockholder as a result of the conversion of LLC Units into Common Stock after the date hereof but on or prior to the record date for the Rights Offering.

(b)           Each Stockholder hereby agrees and commits to participate in the Rights Offering for its full pro rata share of Common Stock Beneficially Owned as of the record date for the Rights Offering (subject to the terms and conditions of a commitment letter to be entered into between the Company and each Stockholder on terms substantially similar to the Backstop Agreement).  In addition, the Company and each Stockholder hereby agree and commit, to the extent such Stockholder does not convert its LLC Units into Common Stock on or prior to the record date for the Rights Offering, the Company shall sell to such Stockholder and such Stockholder shall purchase from the Company, simultaneously with the consummation of the Rights Offering and at a per share purchase price in cash equal to the per share purchase price in the Rights Offering, the number of shares of Common Stock equivalent to the number of shares of Common Stock it would have purchased pursuant to the Rights Offering had it (i) converted all of its LLC Units on or prior to the record date for the Rights Offering, (ii) acquired subscription rights in the Rights Offering on the shares of Common Stock resulting from such conversion and (iii) exercised all of such subscription rights.  The purchase and sale of the Common Stock contemplated by the foregoing structure shall be subject to the terms and conditions of a commitment letter to be entered into between the Company and each Stockholder on terms substantially similar to the Backstop Agreement.  Notwithstanding the foregoing, each Stockholder’s obligation to purchase shares of Common Stock pursuant to this Section 9(b) shall be limited so that Greenlight collectively will not own more than 49.9% of the issued and outstanding Common Stock after the consummation of the Acquisition, the LLC Unit Conversion, the Rights Offering and the transactions contemplated by the Backstop Agreements.

(c)           Each Stockholder hereby agrees and commits to convert all LLC Units it Beneficially Owns into Common Stock on the Closing Date and nothing in this Agreement shall prevent any Stockholder from doing so at any time up to (and including) the Closing Date.

(d)           Each Stockholder hereby agrees to not take any action (other than those actions contemplated by the Transaction Documents) prior to the earlier of the termination of the Transaction Agreement and the Closing that would cause the Company’s NOLs or other tax attributes (as described in Section 4.13 of the Transaction Agreement) to become subject to limitation under Section 382 of the Code or otherwise.

(e)           Each Stockholder hereby agrees to use its reasonable best efforts to obtain commitments from a sufficient number of investors to backstop the full amount of the Rights Offering and to execute a Backstop Agreement in substantially the form attached as Exhibit C to the Transaction Agreement as soon as reasonably practicable but in no event later than the date of filing of the Registration Statement.

Section 10.            Termination. This Agreement shall terminate on the earliest to occur of: (a) termination of the Transaction Agreement in accordance with its terms; (b) delivery of a written notice of the Company to terminate this Agreement; and (c) the Closing; provided, that the provisions set forth in Section 5 and Section 9 shall survive the termination of this Agreement until the earlier of (x) termination of the Transaction Agreement in accordance with its terms and (y) the Closing, and the provisions set forth in Section 4 and Section 10 11 shall survive the termination of this Agreement indefinitely; provided, further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

Section 11.            Miscellaneous.

(a)           Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

(b)           Successors and Assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party, and each party’s respective heirs, beneficiaries, executors, representatives, successors and permitted assigns.

(c)           Amendment; Modification and Waiver. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by (i) each Stockholder and (ii) the Company, but only upon approval of the Special Committee.

(d)           No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incident of ownership of or with respect to any Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to each Stockholder and its respective Affiliates, if any.

(e)           Interpretation. When a reference is made in this Agreement to sections or subsections, such reference shall be to a section or subsection of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole, including any schedules and exhibits hereto, and not to any particular provision of this Agreement. Any pronoun shall include the corresponding masculine, feminine and neuter forms. References to “party” or “parties” in this Agreement means each Stockholder and the Company. References to “US dollar,” “dollars,” “US$” or “$” in this Agreement are to the lawful currency of the United States of America.

(f)           Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing (in the English language) and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by electronic email transmission (so long as a receipt of such e-mail is requested and received) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	if to a Stockholder, to:
Greenlight Capital, Inc. 2 Grand Central Tower 140 East 45 Street, Floor 24 New York, NY 10017
	Attention:	Andy Weinfeld Harry Brandler
	Facsimile: Email:	(212) 973 – 9219 aweinfeld@GreenlightCapital.com hbrandler@GreenlightCapital.com with a copy (which shall not constitute notice) to:
Akin Gump Strauss Hauer and Feld LLP One Bryant Park New York, NY 10036
	Attention:	Kerry Berchem
	Facsimile: Email:	(212) 872 – 1002 kberchem@akingump.com

(ii)	if to the Company, to:
Biofuel Energy Corp. 1600 Broadway, Suite 1740 Denver, CO 80202
	Attention:	Mark Zoeller
	Facsimile: Email:	(303) 592 – 8117 mzoeller@bfenergy.com

with a copy (which shall not constitute notice) to:
Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019
Attention:	Eric L. Schiele Craig F. Arcella
Facsimile: Email:	(212) 474 – 3700 eschiele@cravath.com carcella@cravath.com

(g)           Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(h)           Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware (or if jurisdiction is not then available in the Chancery Court of the State of Delaware, then any state or United States Federal court within the State of Delaware), this being in addition to any other remedy to which such party is entitled at Law or in equity. Each party hereby waives (i) any defense in any action for specific performance that a remedy at Law would be adequate, and (ii) any requirement under any Law to post security as a prerequisite to obtaining equitable relief to which they are entitled at Law or in equity.

(i)            No Survival. None of the representations, warranties, covenants and agreements made in this Agreement shall survive the termination of the Agreement in accordance with its terms, except for the agreements in Section 4 and this Section 11 which shall survive the termination of this Agreement indefinitely, and except for the agreements in Section 5 and Section 9 which shall survive the termination of this Agreement until the earlier of (x) termination of the Transaction Agreement in accordance with its terms and (y) the Closing.

(j)            No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except as specifically set forth in this Agreement.

(k)           Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, without regard to any applicable conflicts of law principles.

(l)            Jurisdiction. Each of the parties hereto hereby agrees that: (i) all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or if jurisdiction is not then available in the Chancery Court of the State of Delaware, then any state or United States Federal court within the State of Delaware); (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iii) a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 11(l) in any such Action by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to this Section 11.  However, the foregoing shall not limit the right of a party to effect service of process on any  other party by any other legally available method.

(m)          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(n)           Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(o)           Counterparts. This Agreement may be executed in one or more counterparts, and by facsimile or .pdf format, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart; provided, however, that if any Stockholder fails for any reason to execute, or perform such Stockholder’s obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

(p)           Capacity as a Stockholder. The Stockholders make their agreements and understandings herein solely in their capacities as record holders and Beneficial Owners of the Company Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by a representative of any Stockholder solely in his capacity as a director of the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have signed or have caused this Agreement to be signed by their respective officers or other authorized persons thereunto duly authorized as of the date first written above.

GREENLIGHT CAPITAL QUALIFIED, L.P. By: Greenlight Capital, Inc., its investment manager

By:	/s/ Daniel Roitman / Harry Brandler
Name:	Daniel Roitman / Harry Brandler
Title:	Chief Operating Officer / Chief Financial Officer

GREENLIGHT CAPITAL, L.P. By: Greenlight Capital, Inc., its investment manager

By:	/s/ Daniel Roitman / Harry Brandler
Name:	Daniel Roitman / Harry Brandler
Title:	Chief Operating Officer / Chief Financial Officer

GREENLIGHT CAPITAL OFFSHORE PARTNERS By: Greenlight Capital, Inc., its investment manager

By:	/s/ Daniel Roitman / Harry Brandler
Name:	Daniel Roitman / Harry Brandler
Title:	Chief Operating Officer / Chief Financial Officer

GREENLIGHT REINSURANCE, LTD. By: DME ADVISORS, L.P., its investment manager

By:	/s/ Daniel Roitman / Harry Brandler
Name:	Daniel Roitman / Harry Brandler
Title:	Chief Operating Officer / Chief Financial Officer

[Signature page to Voting Agreement]

GREENLIGHT CAPITAL (GOLD), LP By: DME CAPITAL MANAGEMENT, LP, its investment manager

By:	/s/ Daniel Roitman / Harry Brandler
Name:	Daniel Roitman / Harry Brandler
Title:	Chief Operating Officer / Chief Financial Officer

GREENLIGHT CAPITAL OFFSHORE MASTER (GOLD), LTD. By: DME CAPITAL MANAGEMENT, LP, its investment manager

By:	/s/ Daniel Roitman / Harry Brandler
Name:	Daniel Roitman / Harry Brandler
Title:	Chief Operating Officer / Chief Financial Officer

[Signature page to Voting Agreement]

BIOFUEL ENERGY CORP.

By:	/s/ Scott H. Pearce
Name:	Scott H. Pearce
Title:	President & CEO

[Signature page to Voting Agreement]

SCHEDULE A

Stockholder	Common Stock	Class B Common Stock
Greenlight Capital Qualified, L.P.	96,388	553,968
Greenlight Capital, L.P.	18,400	149,932
Greenlight Capital Offshore Partners	967,239	---
Greenlight Reinsurance, Ltd.	266,236	---
Greenlight Capital (Gold), LP	30,434	77,055
Greenlight Capital Offshore Master (Gold), Ltd.	52,378	---